EXHIBIT 10.30

BASE SALARIES OF NAMED EXECUTIVE OFFICERS OF THE REGISTRANT

As of January 29, 2008, the following are the base salaries (on an annual basis) of the named executive officers (as defined in Item 402(a)(3) of Regulation S-K applicable as of such date) of Lehman Brothers Holdings Inc.:

Named Executive Officer	Title	Base Salary (annual basis)
Richard S. Fuld, Jr.	Chairman and Chief Executive Officer	$750,000
Scott J. Freidheim	Co-Chief Administrative Officer	200,000
Joseph M. Gregory	President and Chief Operating Officer	450,000
Christopher M. O’Meara	Global Head of Risk Management	200,000
Thomas A. Russo	Chief Legal Officer	450,000